Omnicare, Inc. •100 East RiverCenter Boulevard • Covington, Kentucky 41011 • 859/392-3300 • 859/392-3360 Fax

Omnicare	news release

CONTACT:

Cheryl D. Hodges

(859) 392-3331

Omnicare Reports First-Quarter 2005 Results

- Sales Reach Record Highs -

- Adjusted Earnings and Cash Flow in Line with Expectations -

COVINGTON, Ky. – April 28, 2005 – Omnicare, Inc. (NYSE:OCR), a leading provider of pharmaceutical care for the elderly, reported today financial results for its first quarter ended March 31, 2005.

Financial results for the quarter ended March 31, 2005, as compared with the prior-year period, including the special charge and an accounting change noted below, were as follows:

•	Earnings per diluted share were 54 cents versus 58 cents
•	Net income was $58.0 million as compared with $63.5 million
•	Sales reached $1,096.1 million as compared with $982.3 million

The first quarter of 2005 includes a special charge (described below) of $1.2 million pretax. In addition, for the first quarter of both years, the diluted earnings per share reflect the adoption of Emerging Issues Task Force Issue No. 04-8 (EITF No. 04-8) related to the calculation of diluted earnings per share for contingently convertible securities as discussed below. Adjusting for the special item and the accounting change in both periods, results for the quarter ended March 31, 2005 were as follows:

•	Adjusted earnings per diluted share were 57 cents versus 61 cents
•	Adjusted net income was $58.8 million as compared with $63.5 million
•	Sales reached $1,096.1 million as compared with $982.3 million

Commenting on the results for the quarter, Joel F. Gemunder, Omnicare’s president and chief executive officer, said, “We are pleased that our financial performance for the first quarter reflects a continuation of the stability that we saw beginning in the fourth quarter of last year. Our sales continued to be strong, once again reaching record levels, and our cash flow was excellent. Moreover, our margins, on a sequential basis, were stable to improving, reflecting the progress we are making in cost savings and productivity enhancement initiatives. As a result, our first-quarter earnings per share (excluding the special item and accounting change) were in line with our guidance and consensus estimates.”

Financial Position

Cash flow from operations for the quarter ended March 31, 2005 was $65.1 million versus $25.5 million in the first quarter of 2004. The first quarter of 2005 included $14.2 million in advance purchases of pharmaceuticals (pre-buys) as compared with $25.6 million in pre-buys in the comparable 2004 quarter. Free cash flow, defined as operating cash flow less capital expenditures and cash dividends, for the first quarter of 2005 was $59.6 million versus $18.1 million in the prior-year quarter.

“Our cash flow in the first quarter met our expectations despite the continuation of a slowdown in payments from the Illinois Department of Public Aid (Illinois Medicaid) which resulted in a delay in cash receipts of approximately $27 million in the first quarter of 2005. We continue to work with Illinois Medicaid to minimize these delays,” said Gemunder.

Gemunder also noted that at March 31, 2005, the Company had $148.8 million in cash on its balance sheet, and that total debt to total capitalization was 39.7%, down 110 basis points from the comparable prior-year quarter.

Earnings before interest, income taxes, depreciation and amortization (EBITDA) for the first quarter of 2005, including the special item discussed below, was $125.8 million versus $129.9 million in the first quarter of 2004. Excluding the special item, adjusted EBITDA in the 2005 first quarter was $127.1 million versus $129.9 million in the 2004 quarter.

Special Item and Accounting Change

As noted earlier, results for the first quarter of 2005 included a special charge totaling $1.2 million pretax for professional fees and expenses associated with the Company’s offer to exchange its 4% junior subordinated convertible debentures due 2033 underlying the Trust Preferred Income Equity Redeemable Securities (Trust PIERS). On March 8, 2005, the Company completed the exchange offer. Under the exchange offer, 96.7% of the old Trust PIERS were exchanged for new Trust PIERS that are substantially similar to the old Trust PIERS, except for a new net cash settlement feature that allows for the treasury stock method of accounting for these new securities, which is significantly less dilutive.

As noted previously, the Emerging Issues Task Force (EITF) of the Financial Accounting Standards Board ratified EITF No. 04-8, “The Effect of Contingently Convertible Instruments on Diluted Earnings per Share,” effective for periods ending after December 15, 2004. EITF No. 04-8 requires the shares underlying contingently convertible debt instruments to be included in diluted earnings per share computations using the “if-converted” accounting method, regardless of whether the market price trigger has been met. Accordingly, diluted earnings per share have been retroactively restated for all prior periods back to the issuance of the Company’s old Trust PIERS in

June 2003. (See footnote “e” to the attached financial statements.) The effect of the adoption of EITF No. 04-8 for the periods presented was to reduce diluted earnings per share by 2 cents in the first quarter of 2005 and by 3 cents in the first quarter of 2004.

To facilitate comparisons and to enhance understanding of core operating performance, the discussion that follows includes financial measures that are adjusted from the comparable amount under Generally Accepted Accounting Principles (GAAP) to exclude the impact of the above-mentioned special item. For a detailed presentation of reconciling items and related definitions and components, please refer to the attached schedules or to reconciliation schedules posted on the Company's Web site at www.omnicare.com.

Institutional Pharmacy Business

Omnicare's institutional pharmacy business generated record revenues of $1,050.1 million for the first quarter, 11% higher than the $948.5 million reported in the comparable prior-year quarter. Operating profit in this business reached $124.9 million, as compared with the $123.4 million recorded in the first quarter of 2004. At March 31, 2005, Omnicare served long-term care and other facilities comprising approximately 1,090,000 beds versus approximately 1,050,000 at March 31, 2004, an increase of 4%.

“The strong sales growth we have seen in our pharmacy business continues to be driven largely by the ongoing execution of our acquisition strategy along with improved occupancy and acuity, the expansion of our clinical and other service programs, drug price inflation and market penetration of newer branded drugs, offset in part by increasing use of generic drugs," said Gemunder.

"This sales growth was achieved despite the ongoing impact of the trends we have seen over the last several quarters, namely government reimbursement reductions, both state and federal, as well as intense competitive pricing pressures. That said, we are realigning our operating costs to bring them in line with these pricing and reimbursement dynamics. Cost reduction and productivity enhancement initiatives are now in place or are in the process of being implemented. We believe these programs are serving to stabilize our margins and should continue to have a salutary effect on our results as we progress through 2005 and beyond.”

CRO Business

The Company's contract research (CRO) business, including Omnicare Clinical Research and Clinimetrics Research Associates, Inc., generated revenues of $46.0 million on a GAAP basis for the 2005 first quarter, a 36% increase over the prior-year quarter's revenues of $33.8 million. Included in both periods were reimbursable out-of-pocket expenses totaling $7.3 million in the 2005 period and $4.5 million in the 2004 period. Excluding these reimbursable out-of-pocket expenses, adjusted revenues of $38.8 million in the 2005 first quarter were up 33% when compared with revenues of $29.2 million in the 2004 first quarter. Operating profit in the 2005 first quarter was $2.6 million versus the $3.2 million earned in the comparable 2004 period. Backlog at March 31, 2005 was $261.9 million.

“Our larger CRO business, Omnicare Clinical Research, achieved solid first quarter results, with revenues and backlog higher than in the first quarter of 2004 and increased operating profit owing to greater productivity and cost management throughout the organization,” said Gemunder.

“Our CRO results also reflect the first full quarter with Clinimetrics Research Associates, which was acquired in mid-December 2004. Clinimetrics’ contribution for the quarter was lower than expected, due largely to the early completion of a large data management project, the results of which were accepted by the Food and Drug Administration more rapidly than anticipated. Operating cost infrastructure has been adjusted to reflect the completion of this project and this, along with recent new business wins, should generate significantly improved performance as the year progresses.

“We continue to see a positive long-term outlook for our CRO business, given our strong presence in the overall drug development marketplace, our expanded access to the biotechnology industry, our unique capabilities in the geriatric research market and the streamlining and globalization of our business.”

NeighborCare Transaction

On June 4, 2004, Omnicare commenced a tender offer for all of the outstanding shares of the common stock of NeighborCare, Inc. (NASDAQ:NCRX) for $30.00 per share in cash. Omnicare's tender offer price represents a 70% premium over NeighborCare's closing stock price on May 21, 2004, the last day of trading before Omnicare's proposed offer to acquire NeighborCare was made public on May 24, 2004. It also represents a 40% premium over the 30-day trading average prior to the announcement of the offer and $4.00 more per share than NeighborCare's previous all-time high.

As previously announced, Omnicare received a request for additional information from the Federal Trade Commission (FTC) relating to its filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR Act) in connection with its tender offer for NeighborCare. Omnicare is continuing to work with the FTC to complete its review.

Omnicare has also proposed a slate of three highly qualified independent directors for election at NeighborCare’s upcoming shareholder meeting. “This slate will help ensure that the interests of NeighborCare’s shareholders, which we believe have been made quite clear through a series of tender results, are well represented,” said Gemunder.

The Company's tender offer is scheduled to expire at 5:00 p.m., New York City time, on April 29, 2005, unless extended.

Commenting on the tender offer for NeighborCare, Gemunder said, "We have always been – and remain today – confident in our ability to consummate the offer. We are a determined, disciplined buyer and we continue to believe that this transaction makes compelling business sense."

Omnicare Outlook

“With regard to the long-term care industry, we have continued to see a relatively stable environment, with much progress being made in addressing higher acuity levels, in advancing the quality of care and in increasing occupancy in many areas,” said Gemunder. “As we look ahead, we continue to monitor developments on key issues relating to healthcare funding, including the efforts of the federal government and state Medicaid programs to contain or reduce costs, either through the legislative process or other means.

“Most importantly, we are focused on the upcoming implementation of the Medicare drug benefit effective January 1, 2006. On January 28, 2005, the Centers for Medicare & Medicaid Services (CMS) released its final regulations governing the new Medicare Part D benefit. As detailed in these regulations, Prescription Drug Plans, or PDPs, sponsored by commercial insurers or other risk-bearing entities approved by CMS, are scheduled to begin offering a drug benefit to Medicare-eligible beneficiaries, including those dually eligible under Medicaid, which will include many residents of the skilled nursing facilities we serve.”

Gemunder noted that on March 16, 2005, CMS issued sub-regulatory guidance on requirements for pharmacies serving skilled nursing and other long-term care facilities as well as guidance on appropriate transition plans. “We are pleased to note that CMS’ long-term care requirements reflect the standards of practice in our industry today and that Omnicare not only meets, but exceeds, these standards,” he stated. “In fact, we believe Omnicare has much to offer the PDPs - from providing required long-term care pharmacy services to sophisticated programs that help manage both drug costs and quality of care.”

“That having been said, there are still many specifics yet to be determined through sub-regulatory guidance from CMS, from its long-term care study due in June and through the outcome of our negotiations with PDPs over the next several months,” said Gemunder. “All things considered, we see nothing materially adverse about the regulations at this time and believe we are well-positioned to add value under the new Medicare Part D benefit. We will monitor developments and continue to ready our company as the year progresses.”

Gemunder added, "It is important to remember that pharmaceuticals remain among the most cost-effective means of treating the chronic illnesses of the frailest members of our society and, as such, should be appropriately funded. The geriatric pharmaceutical business offers meaningful solutions to containing healthcare costs while ensuring the well-being of the nation's growing elderly population. Omnicare is well-positioned to address these trends, and has demonstrated its commitment to payors to advance clinical programs that can yield substantially lower overall costs while enhancing quality of care.”

“While we continue to address the challenges presented by pricing and reimbursement issues, we remain focused on Omnicare’s proven growth strategy – one that has allowed us to provide long-term shareholder value through all types of industry conditions. Our revenue and earnings growth outlook remains positive given the solid underlying fundamentals of our business, and our proven growth strategy, combined with our financial strength and flexibility, and the numerous opportunities to leverage our business,” Gemunder concluded.

Webcast Today

Omnicare will hold a conference call to discuss first-quarter results Thursday, April 28, at 11:00 a.m. ET. The conference call will be webcast live at Omnicare’s Web site at www.omnicare.com by clicking on “Investors” and then on “Conference Calls”, and will be accessible by telephone at the following numbers:

Calling from the United States or Canada: 888-634-8522

Calling from other countries: 706-634-6522

Reference: Omnicare

An online replay will be available at www.omnicare.com beginning approximately two hours after the completion of the live call and will remain available for 14 days.

Omnicare, Inc. (NYSE:OCR), a Fortune 500 company based in Covington, Kentucky, is a leading provider of pharmaceutical care for the elderly. Omnicare serves residents in long-term care facilities comprising approximately 1,090,000 beds in 47 states in the United States and in Canada, making it the largest U.S. provider of professional pharmacy, related consulting and data management services for skilled nursing, assisted living and other institutional healthcare providers. Omnicare also provides clinical research services for the pharmaceutical and biotechnology industries in 30 countries worldwide.

In addition to historical information, this report contains certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made on the basis of management’s views and assumptions regarding business performance as of the time the statements are made, and management does not undertake any obligation to update these statements. These forward-looking statements include, but are not limited to, all statements regarding the intent, belief or current expectations regarding the matters discussed or incorporated by reference in this document (including statements as to “beliefs,” “expectations,” “anticipations,” “intentions” or similar words) and all statements which are not statements of historical fact. Forward-looking statements in this report include, but are not limited to, the following: expectations concerning the Company’s financial performance, results of operations, sales, earnings or business outlook; expectations regarding acquisitions, including, but not limited to the NeighborCare transaction; trends in the long-term healthcare and contract research industries generally; expectations concerning the Company’s ability to leverage its core business; anticipated growth in alternative institutional markets such as correctional facilities, hospice care, mental health and personal care or supportive living facilities; expectations concerning continued relative stability in the operating environment in the long-term care industry; the ability to leverage the Company’s CRO business and its core pharmacy business as anticipated; volatility in the CRO business; anticipated business performance of the CRO; expectations in the CRO business resulting from streamlining and globalization efforts, the Company’s unique capabilities in the geriatric market and strength of presence in the drug development marketplace; trends in healthcare funding issues, including, but not limited to, state Medicaid budgets, enrollee eligibility, escalating drug prices due to higher utilization among seniors and the aging of the population; expectations concerning increasing Medicare admissions and improving occupancy rates; the introduction of more expensive medications and the increasing use of generic medications; the impact of any changes in healthcare policy relating to the future funding of the Medicaid and Medicare programs; the cost-effectiveness of pharmaceuticals in treating chronic illnesses for the elderly; the impact of the Medicare drug benefit, signed into law in December 2003 and effective in 2006, and its implementing regulations; the effect of any changes and considerations in long-term healthcare funding policies for Medicare and Medicaid programs; the ability of the Company to utilize its expertise in geriatric pharmaceutical care and pharmaceutical cost management and its database on drug utilization and outcomes in the elderly to meet the anticipated challenges of the healthcare environment and the implementation of the Medicare drug benefit; the effectiveness of the Company’s growth strategy in allowing the Company to maximize cash flow, maintain a strong financial position, enhance the efficiency of its operations and continue to develop the Company’s franchise in the geriatric pharmaceutical market; the ability of expansion in the Company’s core business to provide the Company greater ability to leverage its clinical services and information business, thereby enhancing cost advantages in the institutional pharmacy market; and expectations concerning opportunities for future growth. These forward-looking statements, together with other statements that are not historical, involve known and unknown risks, uncertainties, contingencies and other factors that could cause results, performance or achievements to differ materially from those stated. Such risks, uncertainties, contingencies and other factors, many of which are beyond the control of the Company, include, but are not limited to: overall economic, financial, political and business conditions; trends in the long-term healthcare and contract research industries; competition in the pharmaceutical, long-term care and contract research industries; the impact of consolidation in the pharmaceutical and long-term care industries; trends in long-term care occupancy rates and demographics; the ability to attract new clients and service contracts and retain existing clients and service contracts; the ability to consummate pending acquisitions, including, but not limited to, the NeighborCare transaction; trends for the continued growth of the Company’s businesses; expectations concerning the development and performance of the Company’s informatics business; the effectiveness of the Company’s formulary compliance program; trends in drug pricing, including the impact and pace of pharmaceutical price increases; delays and reductions in reimbursement by the government and other payors to customers and to the Company as a result of pressures on federal and state budgets or for other reasons; the overall financial condition of the Company’s customers; the ability of the Company to assess and react to the financial condition of its customers; the effectiveness of the Company’s pharmaceutical purchasing programs and its ability to obtain discounts and manage pharmaceutical costs; the ability of vendors and business partners to continue to provide products and services to the Company; the continued successful integration of acquired companies and the ability to realize anticipated sales, economies of scale, cost synergies and profitability; the continued availability of suitable acquisition candidates; pricing and other competitive factors in the industry; increases or decreases in reimbursement rates and the impact of other cost control measures; the impact on the Company’s sales, profits and margins resulting from market trends in the use of newer branded drugs versus generic drugs; the number and usage of generic drugs and price competition in the drug marketplace; the ability to attract and retain needed management; competition for qualified staff in the healthcare industry; the impact and pace of technological advances; the ability to obtain or maintain rights to data, technology and other intellectual property; the demand for the Company’s products and services; variations in costs or expenses; the ability to implement productivity, consolidation and cost reduction efforts and to realize anticipated benefits; the ability of clinical research projects to produce revenues in future periods; the ability to benefit from streamlining and globalization efforts at the CRO; trends concerning CRO backlog; the effectiveness of the Company’s implementation and expansion of its clinical and other service programs; the effect of new legislation, government regulations, and/or executive orders, including those relating to reimbursement and drug pricing policies and changes in the interpretation and application of such policies; the impact of the Medicare drug benefit and its implementing regulations; legislation and regulations affecting payment and reimbursement rates for skilled nursing facilities; trends in federal and state budgets and their impact on Medicaid reimbursement rates; government budgetary pressures and shifting priorities; the Company’s ability to adjust to federal and state budget shortfalls; efforts by payors to control costs; the failure of the Company or the long-term care facilities it serves to obtain or maintain required regulatory approvals or licenses; loss or delay of contracts pertaining to the CRO business for regulatory or other reasons; the outcome of litigation; potential liability for losses not covered by, or in excess of, insurance; the impact of differences in actuarial assumptions and estimates pertaining to employee benefit plans; events or circumstances which result in an impairment of goodwill; market conditions; the outcome of audit, compliance, administrative or investigatory reviews; volatility in the market for the Company’s stock and in the financial markets generally; access to adequate capital and financing; changes in international economic and political conditions and currency fluctuations between the U.S. dollar and other currencies; changes in tax laws and regulations; changes in accounting rules and standards; and other risks and uncertainties described in the Company’s reports and filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, the Company’s actual results, performance or achievements could differ materially from those expressed in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as otherwise required by law, the Company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

For more information on Omnicare, Inc., visit www.omnicare.com.

###

Omnicare, Inc. and Subsidiary Companies

Summary Consolidated Statements of Income, GAAP Basis

(000s, except per share amounts)

Unaudited

	Three Months Ended March 31,
	2005		2004

Sales	$1,088,873		$977,742
Reimbursable out-of-pockets	7,273	(a)	4,537	(a)
Total net sales	1,096,146		982,279
Cost of sales	819,551		723,074
Reimbursed out-of-pocket expenses	7,273	(a)	4,537	(a)
Total direct costs	826,824		727,611
Gross profit	269,322		254,668
Selling, general and administrative expenses	157,759	(b)	138,662
Operating income	111,563	(b)	116,006
Investment income	1,153		634
Interest expense	(19,919)		(16,712)
Income before income taxes	92,797		99,928
Income taxes	34,802		36,437
Net income	$57,995	(b)	$63,491

Earnings per share ("EPS"): (c)
Basic	$0.57	(b)	$0.61
Diluted	$0.54	(b)(d)	$0.58	(e)

Weighted average number of common shares outstanding:
Basic	101,759		103,458
Diluted	109,940	(d)	113,220	(e)

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies

Summary Segment Financial Data, Non-GAAP Basis (f)

Excluding EITF No. 01-14 and Special Item

(000s)

Unaudited

	Pharmacy Services	CRO Services		Corporate and Consolidating		Consolidated Totals
Three Months Ended March 31, 2005:

Adjusted sales	$1,050,099	$38,774	(g)	$–		$1,088,873	(g)

Adjusted operating income	$124,903	$2,559		$(14,662)	(h)	$112,800	(h)

Depreciation and amortization	13,070	547		652		14,269
Adjusted earnings before interest, income taxes, depreciation and amortization ("EBITDA") (i)	$137,973	$3,106		$(14,010)	(h)	$127,069	(h)

Three Months Ended March 31, 2004:

Adjusted sales	$948,513	$29,229	(g)	$–		$977,742	(g)

Operating income	$123,430	$3,208		$(10,632)		$116,006

Depreciation and amortization	12,968	347		612		13,927

EBITDA (i)	$136,398	$3,555		$(10,020)		$129,933

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies

Condensed Consolidated Balance Sheets, GAAP Basis

(000s)

Unaudited

	March 31, 2005	December 31, 2004
ASSETS

Cash and cash equivalents	$143,023	$84,169
Restricted cash	5,784	262
Deposit with drug wholesaler	44,000	44,000
Accounts receivable, net	879,587	838,705
Unbilled receivables	18,076	14,007
Inventories	324,670	331,367
Deferred income tax benefits and other current assets	262,301	237,269
Total current assets	1,677,441	1,549,779
Properties and equipment, net	140,323	142,421
Goodwill	2,023,441	2,003,223
Other noncurrent assets	208,224	203,758
Total assets	$4,049,429	$3,899,181

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable	$277,256	$282,956
Deferred revenue	23,220	24,245
Current debt	25,093	25,218
Other current liabilities	166,083	135,063
Total current liabilities	491,652	467,482
Long-term debt	316,444	281,559
8.125% senior subordinated notes, due 2011	375,000	375,000
6.125% senior subordinated notes, net, due 2013	228,289	232,508
4.00% junior subordinated convertible debentures, due 2033 (j)	345,000	345,000
Deferred income taxes and other noncurrent liabilities	304,250	270,524
Total liabilities	2,060,635	1,972,073
Stockholders' equity	1,988,794	1,927,108
Total liabilities and stockholders' equity	$4,049,429	$3,899,181

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies

Condensed Consolidated Statement of Cash Flows, GAAP Basis

(000s)

Unaudited

Three Months Ended March 31, 2005
Cash flows from operating activities:
Net income	$57,995
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	8,194
Amortization	6,075
Provision for doubtful accounts	12,409
Deferred tax provision	14,068
Changes in assets and liabilities, net of effects from acquisition of businesses	(33,687)
Net cash flows from operating activities	65,054

Cash flows from investing activities:
Acquisition of businesses	(28,180)
Capital expenditures	(3,133)
Other	(5,488)
Net cash flows from investing activities	(36,801)

Cash flows from financing activities:
Borrowings on line of credit facility	157,000
Payments on line of credit facility and term A loan	(163,154)
Proceeds from long-term borrowings and obligations	41,310
Fees paid for financing arrangements	(1,454)
Change in cash overdraft balance	(1,645)
Proceeds from stock awards and exercise of stock options and warrants, net of stock tendered in payment	605
Dividends paid	(2,358)
Net cash flows from financing activities	30,304

Effect of exchange rate changes on cash	297

Net increase in cash and cash equivalents	58,854
Cash and cash equivalents at beginning of period	84,169
Cash and cash equivalents at end of period	$143,023

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies

Reconciliation Statement and Definitions,

Non-GAAP Basis (f)

(000s, except per share amounts)

Unaudited

	Three Months Ended March 31,
	2005		2004
Adjusted operating income (earnings before interest and income taxes, "EBIT"):
EBIT	$111,563		$116,006
Special item	1,237	(h)	–
Adjusted EBIT	$112,800	(h)	$116,006

Adjusted income before income taxes:
Income before income taxes	$92,797		$99,928
Special item	1,237	(h)	–
Adjusted income before income taxes	$94,034	(h)	$99,928

Adjusted net income:
Net income	$57,995		$63,491
Special item, net of taxes	773	(h)	–
Adjusted net income	$58,768	(h)	$63,491

Adjusted earnings per share ("EPS"): (c)
Basic EPS	$0.57		$0.61
Special item, net of taxes	0.01	(h)	–
Adjusted basic EPS	$0.58	(h)	$0.61
Diluted EPS	$0.54	(d)	$0.58	(e)
Special item, net of taxes	0.01	(h)	–
Adjusted diluted EPS	$0.55	(d)(h)	$0.58	(e)
Diluted EPS, excluding "if-converted" impact of 4.00% junior subordinated convertible debentures, due 2033 ("4.00% debentures")	$0.56	(d)	$0.61	(e)
Adjusted diluted EPS, excluding 4.00% debentures	$0.57	(d)(h)	$0.61	(e)
Weighted average number of shares outstanding:
Diluted	109,940	(d)	113,220	(e)
Subtract: "If-converted" impact of 4.00% debentures	(6,271)	(d)	(8,451)	(e)
Adjusted diluted, excluding 4.00% debentures	103,669		104,769

Adjusted earnings before interest, income taxes, depreciation and amortization ("EBITDA"): (i)
EBIT	$111,563		$116,006
Depreciation and amortization	14,269		13,927
EBITDA (i)	125,832		129,933
Special item	1,237	(h)	–
Adjusted EBITDA (i)	$127,069	(h)	$129,933

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies

Reconciliation Statement and Definitions, Non-GAAP Basis (f)

(000s)

Unaudited

	Three Months Ended March 31,
	2005		2004

Net cash flows from operating activities:
EBITDA (i)	$125,832		$129,933
Subtract:
Interest expense, net of investment income	(18,766)		(16,078)
Income taxes	(34,802)		(36,437)
Changes in assets and liabilities, net of effects from acquisition of businesses	(33,687)		(77,194)	(k)
Add:
Provision for doubtful accounts	12,409		10,476
Deferred tax provision	14,068		14,808
Net cash flows from operating activities	$65,054		$25,508	(k)

Free cash flow: (l)
Net cash flows from operating activities	$65,054		$25,508
Capital expenditures	(3,133)		(5,068)
Dividends	(2,358)		(2,333)
Free cash flow (l)	$59,563		$18,107

Segment Reconciliations - Corporate and Consolidating:
Adjusted EBIT - Corporate and Consolidating:
EBIT	$(15,899)		$(10,632)
Special item	1,237	(h)	—
Adjusted EBIT - Corporate and Consolidating	$(14,662)	(h)	$(10,632)
Adjusted EBITDA - Corporate and Consolidating: (i)
EBITDA (i)	$(15,247)		$(10,020)
Special item	1,237	(h)	—
Adjusted EBITDA - Corporate and Consolidating (i)	$(14,010)	(h)	$(10,020)
Segment Reconciliations - CRO Services:
Adjusted Sales - CRO Services:
Total net sales (a)	$46,047		$33,766
Reimbursable out-of-pockets (a)	(7,273)		(4,537)
Adjusted sales (g)	$38,774		$29,229

DEFINITIONS:

GAAP: Amounts that conform with U.S. Generally Accepted Accounting Principles ("GAAP").

Non-GAAP: Amounts that do not conform with U.S. GAAP.

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies

Footnotes to Financial Information

(000s, except per share amounts)

Unaudited

(a)

In accordance with Emerging Issues Task Force ("EITF") Issue No. 01-14, "Income Statement Characterization of Reimbursements Received for 'Out-of-Pocket' Expenses Incurred" ("EITF No. 01-14"), Omnicare has recorded reimbursements received for "out-of-pocket" expenses on a grossed-up basis in the income statement as revenues and direct costs. EITF No. 01-14 relates solely to the Company's contract research services business.

(b)

The three months ended March 31, 2005 includes a special charge of $1,237 before taxes ($773 after taxes, or $0.01 per diluted share) relating to professional fees and expenses incurred in connection with the Series B 4.00% Trust Preferred Income Equity Redeemable Securities ("New Trust PIERS") exchange offer, as further discussed in note (d) below.

(c)

EPS (basic EPS; special items, net of taxes; adjusted basic EPS; diluted EPS; and adjusted diluted EPS) is reported independently for each amount presented. Accordingly, the sum of the individual amounts may not necessarily equal the separately calculated adjusted EPS amount for the corresponding period.

(d)

On March 8, 2005, Omnicare exchanged 96.7% of its outstanding 4.00% Trust Preferred Income Equity Redeemable Securities ("Old Trust PIERS") for an equal amount of the New Trust PIERS (the "Exchange"). See note (e) for a discussion of the impact to earnings results for periods prior to the Exchange. The effect of the Exchange was to reduce the amount of shares assumed converted to 6,271 for the quarter ended March 31, 2005. Additionally, interest expense, net of taxes, that is added back to net income for purposes of calculating diluted earnings per share was reduced to $1,682 for the quarter ended March 31, 2005.

(e)

In December 2004, the EITF of the Financial Accounting Standards Board ratified EITF No. 04-8, "The Effect of Contingently Convertible Instruments on Diluted Earnings per Share" ("EITF No. 04-8"), which requires the shares underlying contingently convertible debt instruments to be included in diluted earnings per share computations using the "if-converted" accounting method, regardless of whether the market price trigger has been met. Under that method, the convertible debentures are assumed to be converted to common shares (weighted for the number of days assumed to be outstanding during the period), and interest expense, net of taxes, related to the convertible debentures is added back to net income. Diluted earnings per common share amounts were retroactively restated for all prior periods to give effect to the application of EITF No. 04-8 relating to the Company's 4.00% junior subordinated convertible debentures ("Old 4.00% Debentures") issued in the second quarter of 2003. The effect of Omnicare's fourth quarter 2004 adoption of EITF No. 04-8 was to decrease diluted earnings per share $0.03 for the three months ended March 31, 2004. For purposes of the "if-converted" calculation, 8,451 shares were assumed to be converted for the quarter ended March 31, 2004. Additionally, interest expense, net of taxes, of $2,266 for the quarter ended March 31, 2004 was added back to net income for purposes of calculating diluted earnings per share using this method. The effect of EITF No. 04-8 on the Company's first quarter 2005 earnings results prior to the Exchange was to decrease diluted earnings per share by $0.02.

Omnicare, Inc. and Subsidiary Companies

Footnotes to Financial Information

(000s, except per share amounts)

Unaudited

(f)

Omnicare believes that investors' understanding of Omnicare's performance is enhanced by the Company's disclosure of certain non-GAAP financial measures as presented in this financial information. Omnicare management believes that the adjusted results provide added insight into the Company's performance by focusing on the results generated by the Company's ongoing core operations. Management uses the adjusted results for measurement purposes. Omnicare's method of calculating these measures may differ from those used by other companies and, therefore, comparability may be limited.

(g)	The noted presentation excludes amounts that Omnicare is required to record in its income statement pursuant to EITF No. 01-14, as previously discussed in footnote (a) above.
(h)

The noted presentation for the quarter ended March 31, 2005 excludes the special charge discussed in footnote (b) above. Management believes this item is not related to the ongoing operations of Omnicare.

(i)

EBITDA represents earnings before interest expense (net of investment income), income taxes, depreciation and amortization. Omnicare believes that certain investors find EBITDA to be a useful tool for measuring a company's ability to service its debt, which is also the primary purpose for which management uses this financial measure. However, EBITDA does not represent net cash flows from operating activities, as defined by U.S. GAAP, and should not be considered as a substitute for operating cash flows as a measure of liquidity. Omnicare's calculation of EBITDA may differ from the calculation of EBITDA by others.

(j)

On March 8, 2005, Omnicare completed its offer to exchange up to $345,000 aggregate liquidation amount of the Old Trust PIERS of Omnicare's subsidiary, Omnicare Capital Trust I, for an equal amount of the New Trust PIERS of Omnicare's subsidiary, Omnicare Capital Trust II, plus an exchange fee of $0.125 per $50 stated liquidation amount of the Old Trust PIERS. After the expiration of the exchange offer, approximately $334 million of the Old 4.00% Debentures was replaced with Series B 4.00% junior subordinated convertible debentures ("New 4.00% Debentures"), with approximately $11 million of the Old 4.00% Debentures still outstanding. Omnicare commenced the exchange offer to remove the effect to diluted earnings per share the Old 4.00% Debentures had after the issuance of EITF No. 04-8, as further discussed in notes (d) and (e) above.

(k)	The presentation of movements in cash overdraft balances as net cash flows from financing activities have been reclassified in the prior year to conform with the current year presentation.
(l)

Free cash flow represents net cash flows from operating activities less capital expenditures and dividends paid by the Company. Omnicare believes that certain investors find free cash flow to be a helpful measure of cash generated from current operations, net of cash used for its ongoing capital expenditures and dividend payment requirements. Omnicare's calculation of free cash flow may differ from the calculation of free cash flow by others.